Exhibit 99.1

Sunoco LP and NuStar Energy L.P. Announce NuStar’s Unitholder Approval of the Sunoco Transaction

DALLAS, May 1, 2024 – Sunoco LP (NYSE: SUN) (“Sunoco” or “SUN”) and NuStar Energy L.P. (NYSE: NS) (“NuStar” or “NS”) announced the approval by NuStar unitholders of the previously announced merger, pursuant to which NuStar will merge with and into a merger subsidiary of Sunoco.

NuStar’s Special Meeting was held at 9:00 a.m. Central Time on May 1, 2024. According to preliminary results of the Special Meeting, approximately 69% of the outstanding common units of NuStar voted in favor of the transaction. NuStar will disclose the final vote result of the Special Meeting on a Form 8-K filed with the U.S. Securities and Exchange Commission (“the SEC”). The transaction is expected to close on or about May 3, 2024, subject to the satisfaction of customary closing conditions.

As previously announced, upon completion of the transaction, NuStar common unitholders will receive 0.400 of a Sunoco common unit for each NuStar common unit. Additionally, NuStar unitholders are anticipated to receive Sunoco’s first quarter 2024 distribution.

About Sunoco LP

Sunoco LP (NYSE: SUN) is a master limited partnership with core operations that include the distribution of motor fuel to approximately 10,000 convenience stores, independent dealers, commercial customers and distributors located in more than 40 U.S. states and territories as well as refined product transportation and terminalling assets in the U.S. and Europe. SUN's general partner is owned by Energy Transfer LP (NYSE: ET).

About NuStar Energy L.P.

NuStar Energy L.P. (NYSE: NS) is an independent liquids terminal and pipeline operator. NuStar currently has approximately 9,500 miles of pipeline and 63 terminal and storage facilities that store and distribute crude oil, refined products, renewable fuels, ammonia and specialty liquids. NuStar’s combined system has approximately 49 million barrels of storage capacity, and NuStar has operations in the United States and Mexico.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address future business and financial events, conditions, expectations, plans or ambitions, and often include, but are not limited to, words such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “anticipate,” “estimate,” “intend,” “plan,” “seek,” “see,” “target” or similar expressions, or variations or negatives of these words, but not all forward-looking statements include such words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of Sunoco and NuStar, that could cause actual results to differ materially from those expressed in such forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: the completion of the proposed transaction on anticipated terms and timing, or at all; anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, prospects, business and management strategies for the management, expansion and growth of the combined company’s operations, including the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; the ability of Sunoco and NuStar to integrate the business successfully and to achieve anticipated synergies and value creation; potential litigation relating to the proposed transaction that could be instituted against Sunoco, NuStar or the directors of their respective general partners; the risk that disruptions from the proposed transaction will harm Sunoco’s or NuStar’s business, including current plans and operations and that management’s time and attention will be diverted on transaction-related issues; potential adverse reactions or changes to business relationships, including with employees, suppliers, customers, competitors or credit rating agencies, resulting from the announcement or completion of the proposed transaction; rating agency actions and Sunoco and NuStar’s ability to access short- and long-term debt markets on a timely and affordable basis; potential business uncertainty, including the outcome of commercial negotiations and changes to existing business relationships during the pendency of the proposed transaction that could affect Sunoco’s and/or NuStar’s financial performance and operating results; certain restrictions during the pendency of the merger that may impact NuStar’s ability to pursue certain business opportunities or strategic transactions or otherwise operate its business; dilution caused by Sunoco’s issuance of additional units representing limited partner interests in connection with the proposed transaction; fees, costs and expenses and the possibility that the transaction may be more expensive to complete than anticipated; those risks described in Item 1A of Sunoco’s Annual Report on Form 10-K, filed with the SEC on February 16, 2024, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; those risks described in Item 1A of NuStar’s Annual Report on Form 10-K, filed with the SEC on February 22, 2024, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; and those risks that will be more fully described in the registration statement on Form S-4, filed with the SEC and subsequently declared effective on April 3, 2024 (the “Registration Statement”). The disclosures set forth on the Registration Statement are incorporated by reference in this presentation. While the list of factors presented here is, and the list of factors to be presented in the registration statement and the proxy statement/prospectus are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Readers are cautioned not to place undue reliance on this forward-looking information, which is as of the date of this press release. Sunoco and NuStar do not intend to update these statements unless required by the securities laws to do so, and Sunoco and NuStar undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release.

Contacts

Investors:

Scott Grischow, Treasurer, Senior Vice President – Finance

(214) 840-5660, scott.grischow@sunoco.com

Media:

Vicki Granado, Vice President – Media & Communications

(214) 981-0761, vicki.granado@energytransfer.com

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